CERTIFICATIONS PURSUANT TO SECTION 906 OF
                         THE SARBANES-OXLEY ACT OF 2002

I, Malcolm E. Polley, Principal Executive Officer of Stewart Capital Mutual Funds, certify to the best of my knowledge that:

         1. The N-CSR of the registrant for the period ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.



/s/ Malcolm E. Polley
---------------------
Malcolm E. Polley
Principal Executive Officer

Date: August 30, 2007

I, Timothy P. McKee, Principal Financial Officer of Stewart Capital Mutual Funds, certify to the best of my knowledge that:

         1. The N-CSR of the registrant for the period ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.



/s/ Timothy P. McKee
--------------------
Timothy P. McKee
Principal Financial Officer

Date: August 30, 2007


A signed original of this written statement required by Section 906 has been provided to Stewart Capital Mutual Funds and will be retained by Stewart Capital Mutual Funds and furnished to the Securities and Exchange Commission or its staff upon request.